SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2009, IBERIABANK Corporation (the “Company”) entered into an Underwriting Agreement between the Company and Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), providing for, among other things, (i) the sale by the Company, and the purchase by the Underwriters, of 3,850,000 shares of Common Stock, par value $1.00 per share, of the Company, and (ii) the grant by the Company to the Underwriters of an option to purchase all or any part of 577,500 additional shares of Common Stock to cover over-allotments, if any. The shares are to be issued at a public offering price of $39.00 per share.

Each of the Company’s directors and executive officers have entered into a lock-up agreement and have agreed, for a period of 90 days after the date of the Underwriting Agreement, subject to specified exceptions, not to directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the director or executive officer or with respect to which the director or executive officer has or acquires the power of disposition, or file any registration statement with respect to any of the foregoing, without the prior written consent of Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc. The form of Lock-Up Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The shares were registered for offer and sale pursuant to an effective Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on June 29, 2009.

The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.

The above description of the Underwriting Agreement is qualified in its entirely by reference to the full text of the Underwriting Agreement. A copy of the Underwriting Agreement is incorporated herein by reference and is attached to this Current Report on Form 8-K as Exhibit 1.1.

Item 8.01	Other Events

On July 7, the Company announced that it had raised $172.7 million through its previously announced public offering by issuing 4,427,500 shares of common stock, including 577,500 pursuant to the Underwriters’ over-allotment option. A copy of the related press release dated July 7, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The shares were sold at a price to the public of $39.00 per share. Net proceeds to the Company after deducting the underwriting discount of $1.755 per share, or a total underwriting discount of $7.8 million, and estimated offering expenses of approximately $400,000, are expected to be approximately $164.5 million.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement dated as of June 30, 2009.

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

10.1	Form of Lock-Up Agreement.

23.1	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

99.1	Press release dated July 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

Date: July 7, 2009	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

1.1	Underwriting Agreement dated as of June 30, 2009.

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

10.1	Form of Lock-Up Agreement.

23.1	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

99.1	Press release dated July 7, 2009.